Exhibit 99.1

CONTACT:	JOSEPH MACNOW
(201) 587-1000

210 Route 4 East Paramus, NJ, 07652

FOR IMMEDIATE RELEASE — October 8, 2010

Vornado Realty Trust Announces Investment in J.C. Penney

PARAMUS, NEW JERSEY — Vornado Realty Trust (NYSE: VNO) (“Vornado”) today announced that it has filed a Schedule 13D with the Securities and Exchange Commission disclosing that through its subsidiaries it has acquired beneficial ownership of approximately 9.9% of the common stock of J.C. Penney Company, Inc. (NYSE: JCP).

J.C. Penney is a major retailer that operates 1,108 department stores nationwide, of which 416 are owned, including 119 ground leased.

In the third quarter of 2010, Vornado recorded an unrealized gain of approximately $32.2 million on the portion of this investment that is accounted for as a derivative.

Additional information regarding Vornado’s interest in J.C. Penney is disclosed in Vornado’s Schedule 13D, which is available at Vornado’s website at www.vno.com and at the SEC’s website at www.sec.gov.

Vornado Realty Trust is a fully integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the timing of and costs associated with further investments in J.C. Penney Company, Inc., property improvements, financing commitments, general competitive factors and the risk factors discussed in documents filed by Vornado from time to time with the SEC, including Vornado’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.